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                                                                   Exhibit 10.52


                   THIRD AMENDED AND RESTATED PROMISSORY NOTE


DUE DATE:  DECEMBER 18, 2002                                   DETROIT, MICHIGAN
                                                     DATED: AS OF MARCH 22, 2002

      FOR VALUE RECEIVED, EACH OF ORIGEN FINANCIAL, INC., a Virginia corporation ("Origen Inc."), and ORIGEN FINANCIAL, L.L.C., a Delaware limited liability company ("Origen LLC" and together with Origen Inc., the "Borrowers"), jointly and severally promise to pay to the order of SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP, a Michigan limited partnership ("Lender"), at 31700 Middlebelt Road, Suite 145, Farmington Hills, Michigan 48334, or at such other place as Lender may designate in writing, the principal sum of TWENTY ONE MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($21,250,000) (the "Credit Limit"), or such lesser sum as shall have been advanced by Lender to Borrowers under the loan account hereinafter described, plus interest as hereinafter provided, all in lawful money of the United States of America, in accordance with the terms hereof. This Note is subject to the terms of that certain Amended and Restated Subordinated Loan Agreement between Borrowers and Lender dated February 1, 2002, as amended by the First Amendment to Amended and Restated Subordinated Loan Agreement dated March 22, 2002 (the "Amended Loan Agreement"), the terms of which are incorporated herein by reference.

      ADVANCES. This Note is given as evidence of any and all indebtedness of the Borrowers to Lender arising as a result of advances or other credit which may be made under this Note from time to time. Lender shall, from time to time prior to the Due Date, make advances to Borrowers hereunder upon request therefor by Borrowers, provided that upon giving effect to such advance no Event of Default (as hereinafter defined) and no event which with notice and/or the passage of time would become an Event of Default shall exist, and that all representations and warranties of Borrowers theretofore made are true and correct and that Lender shall not have previously or concurrently declared all amounts owing hereunder to be immediately due and payable and that the amount requested shall not cause the total amount outstanding hereunder to exceed Credit Limit. Advances hereunder may be requested by telephone, in writing or in any other manner acceptable to Lender. The principal amount of indebtedness owing pursuant to this Note shall change from time to time decreasing in amounts equal to any and all payments of principal made by the Borrowers and increasing by amounts equal to any and all advances made by Lender to the Borrowers pursuant to the terms hereof. The books and records of Lender shall be conclusive evidence of the amount of principal and interest owing hereunder at any time, unless Lender receives a written statement of exceptions from Borrowers within ten (10) days after such statement has been furnished. From time to time but not less than quarterly, Lender shall furnish Borrowers a statement of Borrowers' loan account.

      INTEREST. The unpaid principal balance of this Note shall bear interest, computed on the basis of a year of 360 days for the actual number of days elapsed in a month, at a rate of interest of 700 basis points over LIBOR (the "Rate"), which Rate shall not be less than 11% per annum or exceed 15% per annum (the Rate shall be adjusted for purposes of this Note on the last day of every fiscal quarter beginning on March 31, 2002), until the entire principal balance of this Note, and all accrued and unpaid interest has been paid in full.
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      PAYMENT. Accrued and unpaid interest on the unpaid principal balance of this Note from time to time shall be due and payable monthly, in arrears, on the last day of each consecutive month until the Due Date. The remaining principal balance shall be due and payable on the Due Date, along with any accrued and unpaid interest as of the Due Date.

      All payments made hereunder shall be applied first against costs and expenses required to be paid hereunder, then against accrued interest to the extent thereof and the balance shall be applied against the outstanding principal amount hereof. Borrowers expressly assume all risks of loss or delay in the delivery of any payments made by mail, and no course of conduct or dealing shall affect Borrowers' assumption of these risks.

      DEFAULT. Upon the occurrence of an Event of Default, as defined in the Amended Loan Agreement, the entire unpaid principal balance and all accrued and unpaid interest owing under this Note shall, at Lender's option, be immediately due and payable, together with costs and attorneys fees reasonably incurred by Lender in collecting or enforcing payment.

      Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and Borrowers' failure to pay the entire amount then due shall be and continue to be a default. Upon the occurrence of any Event of Default, neither the failure of Lender promptly to exercise its right to declare the outstanding principal and accrued unpaid interest hereunder to be immediately due and payable, nor the failure of Lender to demand strict performance of any other obligation of Borrowers or any other person who may be liable hereunder, shall constitute a waiver of any such rights, nor a waiver of such rights in connection with any future default on the part of Borrowers or any other person who may be liable hereunder.

      INTEREST RATE LIMITED TO MAXIMUM RATE. Notwithstanding anything herein to the contrary, in no event shall Borrowers be required to pay a rate of interest in excess of the Maximum Rate. The term "Maximum Rate" shall mean the maximum non-usurious rate of interest that Lender is allowed to contract for, charge, take, reserve or receive under the applicable laws of any applicable state or of the United States of America (whichever from time to time permits the highest rate for the use, forbearance or detention of money) after taking into account, to the extent required by applicable law, any and all relevant payments or charges hereunder, or under any other document or instrument executed and delivered in connection herewith and the indebtedness evidenced hereby.

      In the event Lender ever receives, as interest, any amount in excess of the Maximum Rate, such amount as would be excessive interest shall be deemed a partial prepayment of principal, and, if the principal hereof is paid in full, any remaining excess shall be returned to Borrowers. In determining whether or not the interest paid or payable, under any specified contingency, exceeds the Maximum Rate, Borrowers and Lender shall, to the maximum extent permitted by law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread the total amount of interest through and including the Due Date (including the period of any


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extension or renewal thereof) so that the interest on account of such indebtedness shall not exceed the Maximum Rate.

      SUCCESSORS/ASSIGNS. This Note shall be binding upon Borrowers and their respective successors and assigns, and the benefits hereof shall inure to Lender and its successors and assigns.

      GENERAL. Borrowers and all endorsees, sureties and guarantors hereof hereby jointly and severally waive presentment for payment, demand, notice of non-payment, notice of protest or protest of this Note, and Lender diligence in collection or bringing suit, and do hereby consent to any and all extensions of time, renewals, waivers or modifications as may be granted by Lender with respect to payment or any other provisions of this Note. The liability of Borrowers under this Note shall be absolute and unconditional, without regard to the liability of any other party.

      This Note has been executed in the State of Michigan, and all rights and obligations hereunder shall be governed by the laws of the State of Michigan.

      To secure the payment of all amounts due to Lender by Borrower in connection with the loan evidenced by this Note and pursuant to terms of the Amended Loan Agreement and this Note, Borrowers have granted Lender a security interest in the assets described under the following documents: (i) the Security Agreement dated February 1, 2002 between Origen LLC and Lender, as amended from time to time, (ii) Amended and Restated Security Agreement dated February 1, 2002 between Origen Inc. and Lender, as amended from time to time, (iii) the Amended and Restated Stock Pledge Agreement dated February 1, 2002 between Origen Inc. and Lender, as amended from time to time, (iv) the Limited Liability Company Interest Security and Pledge Agreement dated February 1, 2002 between Origen LLC and Lender, as amended from time to time, and (v) the Amended and Restated Limited Liability Company Interest Security and Pledge Agreement dated February 1, 2002 between Origen Inc. and Lender, as amended from time to time.


      This Note is an amendment to and restatement of that certain Second Amended and Restated Promissory Note dated February 1, 2002 executed by Origen Financial, Inc. in favor of Lender (the "Prior Note"), and this Note amends, supersedes and replaces the Prior Note.

                          [signature page attached]


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                                    BORROWERS:

                                    ORIGEN FINANCIAL, L.L.C., a Delaware
                                    limited liability company

                                    By: /s/ Ronald Klein
                                       ---------------------------------------

                                    Its: CEO
                                        --------------------------------------



                                    ORIGEN FINANCIAL, INC., a Virginia
                                    corporation


                                    By: /s/ Ronald Klein
                                       ---------------------------------------

                                    Its: CEO
                                        --------------------------------------


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